Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57518 and Form S-8 No. 333-0461) pertaining to the Stock Option Plan and the 1995 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems of our report dated October 21, 1997, with respect to the 1997 financial statements of Ophthalmic Imaging Systems included in the Annual Report (Form 10-KSB) for the year ended August 31, 1998.


ERNST & YOUNG LLP


Sacramento, California
December 14, 1998